EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, Illinois 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

—————AT THE COMPANY—————	——AT FTI CONSULTING——
Scott F. Stephens	Analyst Contact:
Vice President-Finance & CFO	Katie Pyra
(847) 349-2577	(312) 553-6717
Email:sstephens@amcastle.com	Email: katie.pyra@fticonsulting.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, JUNE 12, 2012

A. M. Castle & Co. Announces Exchange Offer for Senior Secured Notes

OAK BROOK, IL, JUNE 12, 2012 – A. M. Castle & Co. (NYSE: CAS) (“A. M. Castle” or the “Company”) a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today announced that it has commenced an offer to exchange $225,000,000 principal amount of 12.75% Senior Secured Notes due 2016, which are registered under the Securities Act of 1933 (the “new notes”), for $225,000,000 principal amount of outstanding 12.75% Senior Secured Notes due 2016, which have not been registered under the Securities Act of 1933 (the “old notes”).  The terms of the new notes to be issued are identical in all material respects to the old notes, except that the new notes will have been registered under the Securities Act of 1933, will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the old notes and will bear a different CUSIP number from the old notes.  The Company will not receive any proceeds from the exchange offer.

The exchange offer is being conducted upon the terms and subject to the conditions set forth in the prospectus dated June 12, 2012, and the related letter of transmittal.  The exchange offer will be open for acceptance until 11:59 PM, Eastern time, on Tuesday, July 10, 2012, unless extended.  Persons with questions regarding the exchange offer should contact the exchange agent, U.S. Bank National Association, toll-free at (800) 934-6802.

This press release shall not constitute an offer to exchange, nor a solicitation of an offer to exchange, the old notes.  A copy of the prospectus for the exchange offer and related letter of transmittal may be obtained by contacting the exchange agent at the telephone number listed above or by writing to U.S. Bank National Association, 60 Livingston Avenue, St. Paul, Minnesota  55107, Attn: Specialized Finance.

About A. M. Castle & Co.

Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle and its affiliated companies operate out of approximately 60 locations throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

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Cautionary Statement on Risks Associated with Forward Looking Statements

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy and outlook. These statements often include words such as “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.  Further information on these risks and uncertainties is provided under Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which disclosure is incorporated herein by reference, and elsewhere in reports that we file or furnish with the SEC.   All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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